UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2009

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 1200, Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 629-4301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2009, the registrant filed Articles of Amendment to its Articles of Incorporation to implement a one-for-five reverse stock split, which was approved at the registrant’s Annual Meeting of Shareholders on May 27. 2009. The Articles of Amendment, which are filed as an exhibit to this Report, are to become effective June 8, 2009 and amend Article 4 of the Articles of Incorporation to provide for the reverse stock split and the payment for fractional shares that result therefrom.

Section 8 – Other Events

Item 8.01.	Other Events.

On May 29, 2009, the registrant issued a press release announcing the vote results at the Annual Meeting, including the election of eight directors and the approval of the reverse stock split referred to above. A copy of that press release is filed as an exhibit to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

3.9	Articles of Amendment to the Articles of Incorporation of GAINSCO, INC., effective June 8, 2009.

99.1	Press Release issued by GAINSCO, INC. on May 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

/s/ Glenn W. Anderson
Glenn W. Anderson, President and Chief Executive Officer

DATED: June 3, 2009